Exhibit 10.41

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

THIS LEASE IS NOT TO BE CONSTRUED AS AN OFFER AND IS NOT BINDING ON
THE BUBBLE REAL ESTATE COMPANY, LLC. UNTIL IT IS SIGNED BY AN
OFFICER OF THE BUBBLE REAL ESTATE COMPANY, LLC.

LEASE AGREEMENT

THIS LEASE ("Lease") is made on March 29, 2012 between The Bubble Real Estate Company, LLC. a California limited liability company, (hereinafter referred to as "Lessor") and Capricor, Inc., a Delaware Incorporation located at 8700 Beverly Blvd, Davis Building Rm. # 1099 Los Angeles, CA 90048 (hereinafter referred to as "Lessee").

1. LEASED PREMISES.

Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the office suite consisting of approximately […***…] rentable square feet located at 8840 Wilshire Boulevard, Beverly Hills, California 90211 as described below and on the floor plan attached hereto as Exhibit A (the "Premises") along with such furniture and furnishings located within the Premises which are more particularly identified on Exhibit B, attached hereto (the "Furnishings"). In addition to the exclusive use of the Premises and the Furnishings, Lessee shall have the non-exclusive right in common with Lessor's other lessees to use all common areas and facilities available on the third floor of Lessor's property. Except as otherwise agreed to in writing, Lessee takes the Premises and the Furnishings in an "as is" condition.

Office #332 and admin bay Office #333 and admin bay Office #334 and admin bay Office #335

2. TERM.

2.1 Term: Except as it may be modified by the applicable provisions of this Lease, the term of this Lease shall commence on April 13, 2012 (the "Commencement Date") and shall continue for twelve months.

2.2 Option to Extend Lease Term: Lessee is hereby granted and shall, if not then in default under this Lease, have an option to extend the term of this Lease for an additional twelve (12) months (the "Extended Term") on the same terms, covenants, and conditions contained in this Lease, except that the rent to be paid by Lessee to Lessor shall be as identified in paragraph 3.2.

*Confidential Treatment Requested

(a)	This option shall be exercised only by Lessee delivering to Lessor no less than ninety (90) days before expiration of the Term of this Lease written notice of Lessee's election to exercise the option to extend the Term of this Lease as provided in this section. This written notice shall be deemed effective on personal delivery to Lessor.

3. RENT.

3.1	During Term: Commencing on the Commencement Date, Lessee agrees to pay Lessor as rent for the Premises and the Furnishings (as identified in paragraph 1 of the Lease and on the attached Exhibit A and Exhibit B, the sum of $8,980 per month payable at the beginning of each month ("Monthly Rent"). Lessee's first payment shall include one month's full rent plus the security deposit. Should the Commencement Date occur on a day other than the first day of a calendar month, Lessee shall be liable for the payment of the Monthly Rent and any additional charges due for said partial month on a prorated basis based upon a thirty (30) day month.

3.2	During Extended Term: If Lessee exercises the option to extend the term of this Lease, Lessee agrees to pay Lessor as Monthly Rent for the Premises,

the sum of $9,340 commencing at the commencement of the extended Term.

In addition, Lessee shall pay a monthly sum for parking (Reserved, Random Parking or Tandem) at Lessor's then current rates (which may change during the Term). Lessor's parking rates as of the Commencement Date of this Lease are $180.00 per Reserved Parking Space (located on level one (PI) or, $160.00 per Random Parking Space located on level two (P2) or three (P3) of Lessor's parking structure) or $90.00 per space for each Tandem space payable at the beginning of each month and subject to availability.

The terms and conditions of this Lease are confidential, and Lessee agrees, unless it has received the consent of Lessor, not to reveal said terms and conditions to any third parties other than Lessee's officers, directors, employees, consultants and professional advisors on a need to know basis. Lessee's disclosure of the terms and conditions of the Lease shall constitute a "material default" for cause at Lessor's sole discretion and grounds for Lessor to immediately terminate this Lease. Such termination shall be Lessor's sole remedy for such default.

Any and all sums Lessee is obligated to pay under the terms of this Lease shall be construed as rent obligations in addition to the Monthly Rent set forth herein. Such additional rent shall include a service charge of twenty-five dollars ($25.00) for each of Lessee's dishonored checks returned by the institution on which said checks are drawn. If at any time during the term of this Lease, Lessee has tendered payment by check, and Lessee's bank returns more than one such payment for any reason including insufficient funds, Lessor may, at its option, require all future payments be made by cashier's check.

A two hundred dollar ($200.00) handling charge for each Three Day Notice or Notice of Termination of Services which Lessor is required to serve upon Lessee due to Lessee's failure to make timely rent-payments or breach of any other term or condition of this Lease shall be assessed against Lessee to be paid with the Monthly Rent in the event more than one of either notice is served during the term of the Lease. Should Lessee not tender payment of the Monthly Rent by the fifth (5th) day of each month, a late charge shall be assessed in an amount of five percent (5%) of the sum so overdue for the purpose of defraying the expense incident to handling such delinquent payment. Unpaid Monthly Rent will be considered delinquent on the 51 day of each month. In addition, Lessor may discontinue any and all services provided Lessee, including, but not limited to, use of all common areas. Lessee hereby releases Lessor, its employees, agents, principals and contractors from any liability for damages which Lessee may suffer as a result of Lessor's suspension of services for the reasons stated herein.

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A. Operating Expenses:

The Monthly Rent specified in Section 3 of this Lease for each calendar year subsequent to the calendar year in which this Lease is made shall be increased by Lessee's proportionate share ("Lessee's Share") of any increase in Operating Expenses incurred by Lessor for that year over the Operating Expenses incurred by Lessor for the calendar year in which this Lease is made. For the purposes of this paragraph:

(i) The term "Operating Expenses" shall mean all expenses incurred by Lessor each calendar year for the administration, operation, and maintenance of the Building, including, but not limited to:

(1) Personal property taxes and real property taxes and assessments (including general and special assessments) levied on the Building, except for a reassessment due to a transfer of the Building;

(2) The costs of all utilities required, by leases or otherwise, to be furnished by Lessor to the Building;

(3) Insurance premiums on insurance policies insuring the Building;

(4) The costs of janitorial services for the Building;

(5) Labor and costs incurred in managing the Building and maintaining its elevators, hallways, exterior walls, roof, and other parts, facilities, and appurtenances; and

(6) Capital improvements to the Building required by governmental authority.

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The term "Operating Expenses" shall exclude Lessor's cost of leasing and advertising costs for the Building and penalties of any type whatsoever assessed against Lessor.

(ii) Lessee's Share of any increase in Operating Expenses incurred by Lessor for any calendar year shall be determined by dividing the amount of floor space in the Leased Space by the total amount of rentable floor space in the Building and multiplying the total increase in Operating

Expenses for the year by the resulting percentage figure. The total amount of rentable floor space in the Building shall be determined by excluding from the total interior floor space of the Building the area required for the Building's heating and air conditioning equipment; the area required for storage of maintenance and janitorial supplies; and the basement of the

Building but including the area occupied by Lessor's offices in the Building.

(iii) Manner of Payment: Lessor shall deliver to Lessee a statement showing Lessor's reasonable estimate of the Operating Expenses for each calendar year and the amount of Lessee's Share of any increase of the operating Expenses based on such estimate. Lessee shall pay to Lessor, at the times and in the manner provided herein for the payment of Monthly Rent, one-twelfth (1112) of Lessee's Share of any increases as shown by Lessor's statement. If Lessor's statement is furnished after January I of the calendar year, then on or before the first day of the first calendar month following Lessee's receipt of Lessor's statement, in addition to the monthly installment of Lessee's Share of any increases due on that date, Lessee shall pay the amount of Lessee's Share of any increases for each calendar month or fraction thereof that has already elapsed in such calendar year.

(iv) Final Statement: After the end of each calendar year (including the calendar year in which the Lease terminates), Lessor shall deliver to Lessee a final statement of the actual Operating Expenses for such calendar year. Within ten (10) days of delivery of each final statement, Lessee shall pay Lessor the amount due for Lessee's Share of any increases in the Operating Expenses. Lessee shall have thirty (30) days after delivery of Lessor's final statement to object in writing to the accuracy of the statement. If Lessee does not object within such thirty (30) day period, Lessor's final statement shall be conclusive and binding on Lessee. Any credit due Lessee for overpayment of Lessee's Share of any increases in Operating Expenses shall be credited against the installments of Monthly Rent next coming due. However, overpayments for the calendar year in which the Lease Term terminates shall be retained by Lessor to increase the Security Deposit, and shall be refunded, used, applied or retained as set forth in Article 6 below.

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4. HOLDING OVER.

Lessee shall not hold over in the Premises after the expiration or sooner termination of the Lease Term without the express prior written consent of Lessor. If Lessee holds over without Lessor's written consent, Lessee shall indemnify Lessor for, and hold Lessor harmless from and against, any and all Liabilities arising out of or in connection with any delay by Lessee in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any Liabilities arising out of or in connection with these claims. If possession of the Premises is not surrendered to Lessor on the expiration or sooner termination of the Lease Term, in addition to any other rights and remedies of Lessor hereunder or at law or in equity, Lessee shall pay to Lessor for each month or portion thereof during which Lessee holds over in the Premises a sum equal to one hundred fifty percent (150%) of the then-current Monthly Rent in addition to all other rent payable under this Lease. If any tenancy is created by Lessee's holding over in the Premises, the tenancy shall be on all of the terms and conditions of this Lease, except that the Monthly Rent shall be increased as set forth herein and the tenancy shall be a month-to-month tenancy. Nothing in this Article 4 shall be deemed to permit Lessee to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

5. SECURITY DEPOSIT.

Upon execution of this Lease by Lessee, Lessee will pay a security deposit in an amount of $8,980 as security for the performance by Lessee of its obligations under this Lease. The security deposit will not be interest bearing to Lessee. Lessor will retain the security deposit during Lessee's tenancy. Lessee shall not apply the security deposit as rent. If Lessee remains in the Premises after the expiration date of this Lease, the security deposit will be retained by Lessor until Lessee moves out of the Premises. Lessor may claim and retain such amount of Lessee's security deposit as is reasonably necessary to remedy any defaults of the Lessee in the payment of rent or services, to repair damages to the

Premises caused by the Lessee (normal wear and tear excepted), replacement of keys and any other outstanding obligations to Lessor, and Lessor may, at its option and at any time during the term of this Lease, treat the security deposit as a partial payment applied toward Lessee's obligations for the Premises during Lessee's last month of occupancy of the same. The parties expressly agree that the security deposit is made for all of the aforesaid specific purposes. Lessor will return the security deposit thirty (30) after the end of the Lease.

6. TELEPHONES, FACSIMILE, REPROGRAPHIC AND INTERNET SERVICES Lessor will provide Lessee with telephones. Each phone line will be charged a per month flat service fee based on the then current fee charged in Lessor's Building. The current per month service fee is $15 per month. In addition, actual telephone line usage will be billed monthly and payment made within five (5) working days of receipt of the current statement. Telephones will be maintained at the cost of the Lessor. Lessor will provide Lessee with access to repro graphic equipment. Reprographic and scanning usage will be charged at Lessor's then current rates (which may change from time to time) which at the present time are $0.07 per black and white copy and $0.30 per color page for reprographics and $.25 per page (for the first 50 scanned pages scaling down to $.12 per page depending on the total scanned pages). Reprographics and scanning will be billed monthly and payment made within five (5) working days of receipt of the current statement. Reprographic equipment will be maintained at the cost of the Lessor. Lessor will provide Lessee with access to Lessor's fiber based internet connection to be charged at a monthly rate of $30 per IP address.

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7. USE.

Lessee shall use the Premises solely for general business use. Lessee shall not do or permit anything to be done in or about the Building or the Premises which will in any way obstruct or interfere with the right of other Lessees or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee agrees that Lessee will not offer or use Premises to provide others, services provided by Lessor to Lessor's other lessees (i.e. Telephones, Fax Machines, Copiers, etc.).

8. DEFAULTS AND REMEDIES/TERMINATION.

8.1 Any of the following occurrences shall constitute a "material" default byLessee

(i) if Lessee fails to make any payment of rent, additional security deposit or any other payment required to be made by Lessee hereunder, as and when due; (ii) if Lessee withholds rent, deducts or offsets from rent or services due hereunder any amount for any reason, except as permitted by law; (iii) if Lessee occupies, uses or stores any personal property in any unrented office in the Building or stores any personal property in any common area; or (iv) if Lessee fails to observe or perform any of the provisions of this Lease where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Lessor to Lessee.

8.2 If Lessee materially defaults under this Lease, (i) Lessor may terminate this Lease, (ii) Lessor may recover, in addition to any rent and other charges already due and payable, all rent for the entire unexpired balance of the Lease Term (paragraphs 3 and 6) and/or Lessor may recover damages from Lessee, in each case, in accordance with applicable law. All rights and remedies of Lessor under this Lease shall be cumulative and in addition to any other rights or remedies available at law or in equity. No failure by Lessor to exercise any right or remedy or to insist on performance following a default by Lessee shall constitute a waiver of such default by Lessor.

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8.3 Provided Lessee provides Lessor written notice of no less than thirty (30) days, any termination notice shall be effective the last day of the month. If Lessee occupies any portion of the terminated space beyond the last calendar day of the month, Lessee will be liable for rent for the full calendar month. If Lessee fails to vacate the premises for any reason after the termination date or purports to rescind the termination notice after Lessor has already leased Lessee's terminated space, Lessee will pay the rent the new lessee had agreed to pay, plus any and all resulting damages and losses incurred by Lessor because the new lessee cannot move into the space previously terminated by Lessee.

9. HIRING LESSOR'S EMPLOYEES.

Lessee agrees not to offer or accept for hire any of Lessor's employees at any time during the term or any extension or renewal of this Lease. "Lessor's employees" include its employees and employees from affiliated entities during the period of their employment with Lessor and for a period of ninety (90) days thereafter.

10. INSURANCE/INDEMNIFICATION.

10.1 Lessor's Insurance. Lessor has blanket liability insurance coverage for the common areas in the Building and Lessor shall, at all times, keep and maintain in full force and effect all risk policy(s) of insurance, including coverage for fire and sprinkler damage. Lessor's insurance does not cover Lessee's property in the Building or the

Premises. Lessor shall not be liable to Lessee, or to any other person, for any damages on account of loss, damage, fire or theft of any personal or business property, including, but not limited to, property left with the floor receptionist or telephone operators, door lettering or other property purchased by, or belonging to, Lessee.

10.2 Lessee's Insurance. Lessee shall at all times and at Lessee's expense carry liability and personal property insurance with respect to Lessee's tenancy in an amount not less than $1,000,000 combined single limit per occurrence and naming Lessor as an additional insured thereunder, except that Lessor shall not have any claim to any insurance proceeds paid with respect to Lessee's personal property.

10.3 Waiver of Subrogation. Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Lessor nor Lessee (nor the agents or employees of either such party) shall be liable to the other party or to any insurance company insuring the other party or to the agents or employees of the other party by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire and extended coverage or all-risk or special form insurance, to the extent such loss or damage is covered by insurance (or where insurance was required by this Lease) to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of such party, its agents or employees. For purposes of the foregoing waiver, any deductibles, self-insurance or co-insurance maintained by Lessee will be treated as "covered by insurance" to the same extent as though such amounts were paid to Lessee by a third-party insurer.

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10.4 Indemnification. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in the Premises and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance under the terms of this Lease, or arising from any negligence of the Lessee or Lessee's agents, contractors, visitors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, unless caused by Lessor's agents. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in the Premises and Lessee hereby waives all claims in respect thereof against Lessor.

10.5 Procedure. As a condition of the indemnification provided for in this Lease, any' person seeking indemnification ("Indemnitee") from Lessee will promptly notify Lessee in writing of any claim giving rise to indemnification hereunder. Lessor shall have the right to select defense counsel, but such selection shall be subject to the reasonable approval of Lessee. Lessee shall have the right to participate in the defense with or without separate co-counsel, at its sole cost and expense. The Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of Lessee, which consent will not be unreasonably withheld or delayed, Notwithstanding any other provision contained in this Section 10.5, if an Indemnitee withholds its consent to a bona fide settlement offer that includes a release of all claims against the Indemnitee, where but for such action counsel could have settled such claim, Lessee will be required to indemnify the Indemnitee only up to the maximum amount of the bona fide settlement offer for which Lessee could have settled such claim.

11. COMMON AREAS.

All areas not designated for exclusive use of Lessees or available for lease to prospective Lessees constitute the Building's common areas. Lessee shall have the non-exclusive right of access and use of the common areas and facilities contained therein. Conference room(s) may be used on a reservation basis only subject to Lessor's rules and regulations governing use of the same.

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12. DAMAGE OR DESTRUCTION.

12.1 Partial Damage. If the Premises shall be partially damaged by fire or other casualty but are not thereby rendered unsuitable for the Lessee's purposes contemplated herein, Lessor shall cause the Premises to be repaired, and the Monthly Rent and Additional Charges shall be abated proportionately as to the portion of the Premises rendered unsuitable for the purposes contemplated herein from the date of such occurrence until the date on which Lessor's restoration work has been substantially completed.

12.2 Total Destruction. If the Premises are totally destroyed or damaged during the term of this Lease, Lessor or Lessee may, at their option, cancel and terminate this Lease as of the date of the cause of such damage by giving thirty (30) days written notice to the other party of the election to do so .

13. SUBLETTING.

Lessee shall not sublet or assign the Premises or any part thereof for any period of time without the prior written consent of Lessor, except that Lessee may, without further consent, sublet to, or otherwise allow a portion of the Premises to be used by, Dr. Frank Litvack for his personal business activities. Any subletting or assignment of this Lease which is not in compliance with the provisions of this paragraph shall be void and shall, at the option of Lessor, terminate this Lease. In such event, Lessee shall be liable for any expenses Lessor may incur in regaining possession of the Premises or so much of the Premises as Lessee may have subleased or assigned without Lessor's consent. The consent by Lessor to a subletting or assignment shall be not construed as releasing Lessee from any liability or obligation hereunder.

14. NOTICES.

Any notice to be given under this Lease from one party to the other, including, without limitation, any notice regarding an extension or breach of this Lease or termination hereof shall be in writing and sent by certified or registered mail, postage prepaid, by nationally recognized courier, by fax or electronic transmission or by personal delivery to The Bubble Real Estate Company, LLC, attention: Property Manager, 8840 Wilshire Blvd. Beverly Hills, CA 90211 (in the case of Lessor), or to Lessee c/o the address of the Premises with a copy to Karen G. Krasney, Esq., 135 S. Thurston Avenue, Los Angeles, CA 90049 (in the case of Lessee). If such notice be served by registered or certified mail, by fax or electronic transmission, or by courier service or personal delivery, service shall be conclusively deemed given the first business day delivery is attempted or upon receipt, whichever is sooner. Personal delivery to the security staff, receptionist or telephone operator does not constitute notice to either Lessor or Lessee. Either party may provide for a different address by notifying the other party of said change as provided for herein.

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15. RULES AND REGULATIONS.

Lessee shall observe at all times Lessor's Lessee Guide (aka Tenant Guide), a copy of which shall be provided to Lessee upon move-in.

16. SUCCESSORS AND ASSIGNS.

The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto, except as expressly provided to the contrary elsewhere herein. In the event of Lessee's death or disability, Lessee's legal representative may terminate this Lease upon thirty (30) days' written notice to Lessor (without penalty) and the security deposit will be refunded in full, subject to the provisions of this Lease.

17. REPAIRS.

The Lessor shall maintain the structural integrity of the Building shell and make all necessary repairs to the roof, exterior walls, exterior doors, windows, corridors and common areas in clean and neat condition, and use reasonable efforts to keep all equipment used in common with other Lessees, such as elevator, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Lessor is not liable to Lessee by reason of any defect, inadequacy or insufficiency in same, except where law permits. Lessee may not deduct or offset any amount from rent due herein because of any problem regarding construction, repairs or lack thereof, except where law permits. Lessee is responsible for, and shall indemnify and hold Lessor harmless from and against, any damage to persons or property caused by Lessee, or Lessee's employees, agents, clients, guests or invitees. Lessee is not responsible for repairing wall holes from normal sized nails used to hang pictures.

18. RIGHT OF ENTRY.

If Lessee has given notice to terminate or Lessee is in default of rental payments,

Lessor's employees may show the Premises to prospective Lessees between 9:00a.m. and

6:00p.m., Monday through Friday. If during the last month of the Term, Lessee shall have removed all or substantially all of Lessee's property, Lessor may immediately allow anyone else to occupy the premises without relieving Lessee of liability for rent for that period of time unless Lessor receives rental income from Lessee's space, in which event such payment shall be credited against Lessee's rent obligation for the period of time the space is occupied by someone else.

19. TENANT IMPROVEMENTS:

Before commencement of the Lease term provided for in this Lease, Lessor shall make the following improvements to the Premises: New carpet and painting of all walls. If Lessor fails to complete such improvements under this paragraph before commencement of the Lease Term, Lessee's obligation to pay rent shall not commence until such work is completed, but Lessee shall have no right to cancel or otherwise terminate this Lease, so long as such improvements are completed within a reasonable period of time.

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20. UTILITIES, SERVICES, MAINTENANCE AND CONSTRUCTION.

Lessor provides utilities, services (janitorial, heat and air conditioning) and maintenance. Janitorial services include carpet vacuuming, but not cleaning. Janitorial, heat and air conditioning is provided during generally recognized business days and hours. Lessee is allowed access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to the Buildings' rules requiring proper identification after normal business hours. Lessor is not liable to Lessee by reason of any failure to provide or the inadequacy of utilities, janitorial. heating or air conditioning services or maintenance providing Lessor is using good faith reasonable efforts to mitigate such failure or inadequacy or such failure or inadequacy is as a result of an event of force majeure. Lessee may not deduct or offset any amount from rent due herein because of any problem regarding utilities, heat, air conditioning, janitorial services, maintenance services or defective construction of Premises, except where permitted by law.

Lessor is responsible for maintaining the common areas within the Building; however, Lessor is not responsible for maintaining, repairing or cleaning the floor covering, wall covering or drapes/window blinds within the Premises, other than the normal janitorial service provided. Any non-recurring operating and capital improvements requested by Lessee may be passed on to the Lessee.

21. ATTORNEY'S FEES.

In the event legal proceedings to regain possession of the Premises or to collect moneys owed are instituted because of Lessee's failure to pay rent, security deposit, cost or repair of the Premises or to cure any breach of the Lease by Lessee, the prevailing party shall be entitled to recover as an element of his cost of suit, and not as damages, reasonable attorney's fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

The party not entitled to recover his costs shall not recover attorney's fees. No sum for attorney's fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover his cost of attorney's fees.

22. DISPUTE MEDIATION:

Lessor and Lessee agree to mediate any dispute or claim arising between them out of this Lease, before resorting to arbitration or court action. Mediation fees, if any, shall be divided equally among the parties. If either party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, that party shall not be able to recover attorney fees, even if such fees would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

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23. ARBITRATION OF DISPUTES:

23.1 Lessor and Lessee agree that any dispute or claim in law or equity arising between them in connection with this Lease, which is not settled through mediation, shall be decided by a neutral, binding arbitration. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of commercial real estate experience associated with and in accordance with the rules and procedures of the American Arbitration Association ("AAA"), unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The parties shall be permitted to engage in discovery as allowed by the rules and procedures of the AAA.

23.2 EXCLUSIONS FROM MEDIATION AND ARBITRATION: The following matters are excluded from mediation and arbitration hereunder: (a) an unlawful detainer action; (b) an action for bodily injury or wrongful death; (c) a dispute or claim involving an amount of damages equal or less than the applicable maximum amount permitted in small claims court.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION NEUTRAL ARBITRATION.

____/s/___INITIALED BY LESSOR:	_/s/_ INITIALED BY LESSEE:

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24. ENTIRE AGREEMENT, MERGER AND WAIVER.

This Lease Agreement supersedes and cancels any and all previous negotiations, arrangements, offers, brochures, agreements or understandings, if any, between the parties hereto. This Lease expresses and contains the entire agreement of the parties hereto and there are no expressed or implied representations, warranties or agreement between them, except as herein contained. This Lease may not be modified, amended or supplemented except in writing signed by both Lessor and Lessee. Consent given or waiver made by Lessor of any breach by Lessee of any provision of this Lease

Agreement shall not operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

26. RELATIONSHIP OF THE PARTIES.

Nothing herein shall be construed to create a partnership, joint venture. franchise or agency relationship between the parties or their affiliates. Lessee further acknowledges that no representations, inducements, promises. or agreements, orally Of otherwise, have been (or will be) made by Lessee to any third party, affiliate, partner, employee, joint venturer, sub-Lessee, independent contractor or party in any business relationship with Lessee or any of its affiliates which in any way could be construed as indicating such proscribed relationship as is embodied herein. Neither Party has authority to enter into any agreements on behalf of the other without the express prior written consent of the party to be charged.

LESSOR		LESSEE

The Bubble Real Estate Company, LLC		Capricor, Inc.

By:	/s/ Bill Sheinberg	By:	/s/ Linda Marban

Bill Sheinberg Member		Linda Marban, CEO
Print Name and Title		Print Name and Title

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EXHIBIT A

FLOOR PLAN

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EXHIBIT B

OFFICE FURNITURE INVENTORY FOR OFFICES 332-335 AND ADMIN BAYS

Office	Desk	Desk Chair	Side Chair	Book Case	Love Seat	Coffee Table
332	1w/ return & credenza	1	2	1	1	1
333	1 desk w/back counter & files	1	3	0	0	0
334	1w/ return & credenza	1	2	1 w/tv console	1	1
335	1w/ return & credenza 1 pine desk	2	2	1	0	0
3-Admin Bays	Built into bays	3
TOTAL	5	8	9	3	2	2

3/26/2012

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GUARANTY

This Guaranty of Lease (the "Guaranty") is attached to and made part of that certain Office Lease (the "Lease") dated March 29, 2012, between The Bubble Real Estate Company, LLC, a California limited liability company, (hereinafter referred to as "Lessor") and Capricor, Inc. (hereinafter together referred to as "Lessee"), covering a portion, known as the Premises of the Building located at 8840 Wilshire Boulevard, Beverly Hills, California. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Lessor to enter into the Lease with Lessee, Linda Marban ( the" Guarantor") has agreed to execute and deliver this Guaranty to Lessor. Guarantor acknowledges that Lessor would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Lessor.

1. Guaranty. In consideration of the execution of the Lease by Lessor and as a material inducement to Lessor to execute the Lease, Guarantor hereby irrevocably, unconditionally. jointly and severally guarantees the full, timely and complete (a) payment of all rent and other sums payable by Lessee to Lessor under the Lease, and any amendments or modifications thereto by agreement, and (b) performance of all covenants, representations and warranties made by Lessee and all obligations to be performed by Lessee pursuant to the Lease, and any amendments or modifications thereto by agreement .. The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of Lessee.

2. Lessee's Default. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by Lessee under the Lease, Lessor may proceed immediately against Lessee and/or Guarantor to enforce any of Lessor's rights or remedies against Lessee or Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Lessee or Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Lessor to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

3. Separate and Distinct Obligations. Guarantor acknowledges and agrees that Guarantor's obligations to Lessor under this Guaranty are separate and distinct from Lessee's obligations to Lessor under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on Guarantor's obligations to Lessor hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Lessee or for any substantial part of its property, (c) any assignment by Lesseef or the benefit of creditors, (d) the failure of Lessee generally to pay its debts as such debts become due, (e) the taking of corporate action by Lessee in the furtherance of any of the foregoing, or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Lessee in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Lessor under or related to the Lease for which Lessor is required to reimburse Lessee pursuant to any court order 01' in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Lessee or any trustee, or thereafter assigned by Lessee or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Lessee, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Lessor and Guarantor, Lessor shall have the right to accelerate all of Lessee's obligations under the Lease and Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Lessor, subject to the terms of this Guaranty. Guarantor waives any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee.

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4. Subordination. All existing and future advances by Guarantor to Lessee, and all existing and future debts of Lessee to Guarantor, shall be subordinated to all obligations owed to Lessor under the Lease and this Guaranty.

5. Successors and Assigns. This Guaranty binds Guarantor's personal representatives, successors and assigns.

6. Lessor's Reliance. Lessor shall not be required to inquire into the powers of Lessee or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

7. Acknowledgement of Lease. Guarantor hereby represents and warrants to Lessor that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease.

8. Attorneys' Fees. In any action or proceeding involving or relating in any way to this Guaranty, the court or other person or entity having jurisdiction in such action or proceeding shall award to the prevailing party its actual attorneys' fees and costs incurred.

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9.	Choice of Laws. This Guaranty shall be governed by, and construed in accordance with. the laws of the State of California.

"Guarantorr"

Linda Marban

               /s/                  Linda Marban

Executed at 10:11 am on this 1st day of April, 2012

815 N. Roxbury Dr. Beverly Hills, CA 90210

Personal Address

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